EXHIBIT 23.1

CONSENT OF STONEFIELD JOSEPHSON, INC., INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SourceForge, Inc.
Mountain View, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 8, 2007, with respect to the consolidated financial statements and schedule of SourceForge, Inc., which appears in SourceForge, Inc.'s Annual Report on Form 10-K/A for the year ended July 31, 2007.

/s/ Stonefield Josephson, Inc. San Francisco, California
December 12, 2007